Exhibit 3.12(a)

ARTICLES OF INCORPORATION

OF

TOTAL EMPLOYEE RELATIONS SERVICES, INC.

I.

NAME

The name of the Corporation is TOTAL EMPLOYEE RELATIONS SERVICES, INC.

II.

PURPOSES

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporation Code.

III.

INITIAL AGENT FOR SERVICE OF PROCESS

The name and address in the State of California of the Corporation’s initial agent for service of process is:

JOHN HERMANN

3333 Michelson Avenue, Suite 240

Irvine, CA 92715

IV.

CAPITALIZATION

The Corporation is authorized to issue only one class of shares of stock and the total number of shares which the Corporation is authorized to issue is One Million (1,000,000).

V.

LIMITATION OF DIRECTOR LIABILITY

The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

VI.

INDEMNIFICATION OF AGENTS

The Corporation is authorized to provide indemnification of agents (as defined in Section 317 of the Corporation Code) for breach of duty to the Corporation and its shareholders through bylaw provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the Corporation Code, subject to the limits on such excess indemnification set forth in Section 204 of the Corporation Code.

Dated: 12/8/95

/s/ John Hermann
JOHN HERMANN, Incorporator

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OF

TOTAL EMPLOYEE RELATIONS SERVICES, INC.

a California corporation

The undersigned certifies that:

1. He is the President and the Secretary of Total Employee Relations Services, Inc., a California corporation.

2. Article I of the Articles of Incorporation of this corporation is amended to read as follows:

“The name of the Corporation is KOLL STRATEGIC HR SERVICES”

3. The foregoing amendment of Articles of Incorporation has been duly approved by the board of directors.

4. The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902, California Corporation Code. The total number of outstanding shares of the corporation is One Thousand (1,000). The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

I further declare under penalty of perjury under the laws of the State of California that the matter set forth in this certificate are true and correct of my own knowledge.

Date: August 13, 1996

/s/ John Hermann
John Hermann, President and Secretary

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OF

KOLL STRATEGIC HR SERVICES,

a California corporation

The undersigned certify that:

1. He is the President and Secretary of Koll Strategic HR Services, a California corporation.

2. Article IV of the Articles of Incorporation of this corporation is amended to read as follows:

“The Corporation is authorized to issue only one class of shares of stock and the total number of shares which the Corporation is authorized to issue is Ten Thousand (10,000).”

3. The foregoing amendment of the Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the California Corporation Code. The total number of outstanding shares of the Corporation is One Thousand (1,000). The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

I further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of my own knowledge.

Dated: May 22, 1997

/s/ John Hermann
John Hermann, President and Secretary

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OF

KOLL STRATEGIC HR SERVICES

Walter V. Stafford and Trude A. Tsujimoto certify that:

1. They are the Senior Vice President and Secretary, respectively, of Koll Strategic HR Services, a California corporation.

2. Article I of the Articles of Incorporation of this corporation is amended to read as follows:

“The name of the Corporation is Strategic HR Services”

3. The foregoing amendment of Articles of Incorporation has been duly approved by the Board of Directors.

4. The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the California Corporation Code. The total number of outstanding shares of the Corporation is 1,000. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date as of April 6, 1998

/s/ Walter V. Stafford
Walter V. Stafford, Senior Vice President

/s/ Trude A. Tsujimoto
Trude A. Tsujimoto, Secretary

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OF

STRATEGIC HR SERVICES

Walter V. Stafford and Kelsa L. Jones certify that:

1. They are the Senior Vice President and Assistant Secretary, respectively, of Strategic HR Services, a California corporation.

2. Article I of the Articles of Incorporation of this corporation is amended to read as follows:

“The name of the Corporation is CBRE HR, INC.”

3. The foregoing amendment of Articles of Incorporation has been duly approved by the Board of Directors.

4. The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the California Corporation Code. The total number of outstanding shares of the Corporation is 1,000. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date as of December 22, 2000

/s/ Walter v. Stafford
Walter V. Stafford, Senior Vice President

/s/ Kelsa L. Jones
Kelsa L. Jones, Assistant Secretary

CBRE/LJM – Nevada, Inc.

5847 San Felipe, Suite 4400

Houston, TX 77057

(713) 787-1900 Fax (713) 787-1944

January 10, 2001

To:	Secretary of State of the state of California 1500 11th Street Sacramento, CA 95814

Re:	Consent to Use of Name

I, the undersigned, on behalf of CBRE/LJM – Nevada, Inc., a Delaware corporation, do hereby consent to the utilization of “CBRE HR, Inc.” by those who desire to register a corporation by said name in California.

I, being duly authorized to sign on behalf of CBRE/LJM – Nevada, Inc., do hereby execute this statement of January 10, 2001.

Sincerely,

/s/ Michael Melody
Michael Melody
Executive Vice President